KRONOS WORLDWIDE, INC.                     Contact:      Gregory M. Swalwell
Three Lincoln Centre                                     Vice President, Finance
5430 LBJ Freeway, Suite 1700                             (972) 233-1700
Dallas, Texas   75240-2697
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PRESS RELEASE
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FOR IMMEDIATE RELEASE


          KRONOS WORLDWIDE, INC. ANNOUNCES 2004 SECOND QUARTER DIVIDEND
                   AND RESULTS OF ANNUAL STOCKHOLDER MEETING


     DALLAS, TEXAS - May 20, 2004 - Kronos Worldwide, Inc. (NYSE: KRO) announced that its board of directors has declared a regular quarterly dividend of twenty five ($0.25) cents per share on its common stock, payable on June 28, 2004 to stockholders of record at the close of business on June 11, 2004.

     Kronos Worldwide also announced that its stockholders at the annual stockholder meeting held today elected six directors for terms of one year. Kronos Worldwide's directors are: Cecil H. Moore, Jr., George E. Poston, Glenn
R. Simmons, Harold C. Simmons, R. Gerald Turner and Steven L. Watson.

     Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

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